UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2010

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois 60191	(630) 227-2000
(Address and Zip Code of Principal Executive Offices)	(Telephone Number)

Registrant’s telephone number, including area code: (217) 235-3311

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2010, the Company entered into a second amendment to its amended and restated severance and change in control agreement with its President and Chief Operating Officer, Timothy J. Romenesko.  The second amendment provides that if Mr. Romenesko’s employment with the Company is terminated by the Company without cause prior to May 17, 2012 (the date on which Mr. Romenesko becomes 55 years of age), such termination shall be deemed a “Retirement” under the Company’s Stock Benefit Plan and Mr. Romenesko shall be deemed fully vested in his Additional Supplemental Company Account under the AAR CORP. Supplemental Key Employee Retirement Plan.  The purpose of the amendment is to protect Mr. Romenesko from the loss of certain benefits earned during his 29-year career with the Company if he is terminated without cause by the Company prior to his becoming retirement-eligible at age 55 on May 17, 2012.

The foregoing description is qualified in its entirety by reference to the full text of the second amendment, a copy of which is filed with this Current Report as Exhibit 10 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
10	Second Amendment to Amended and Restated Severance and Change in Control Agreement between AAR CORP. and Timothy J. Romenesko.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2010
AAR CORP.

By:
/s/ Robert J. Regan
Name: Robert J. Regan
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10	Second Amendment to Amended and Restated Severance and Change in Control Agreement between AAR CORP. and Timothy J. Romenesko.